EXHIBIT 99.1

SOLEI SYSTEMS ANNOUNCES PLANS TO CHANGE NAME TO CARECLIX HOLDINGS

March 25, 2020 - Alexandria, VA — Solei Systems, Inc. (OTC SOLI) announces it has filed a Schedule Pre 14(c) to begin the process to change its corporate name to CareClix Holdings, Inc. on March 19, 2020.

Company management believes the CareClix name has greater name recognition which is an important factor for an emerging growth company. Also, the CareClix brand is already closely associated with the telemedicine industry. The company’s business model is focused on telemedicine and the CareClix brand is well respected among our strategic core customers: physicians, hospitals, and medical services providers. The company also will request a symbol change from SOLI to a symbol more closely aligned with its new corporate name.

According to company president, Josh Flood, “The name change is something management has desired for 11 months. It became a higher priority after a recent meeting at CareClix between management and a managing partner of a top 5 Wall Street investment bank. The banker, and his firm, have been following CareClix since 2018, yet he was unaware that CareClix was a wholly-owned subsidiary of a publicly traded company named Solei Systems. He literally asked us for the name of the symbol.”

The board of directors is acutely aware of the role Wall Street must play in order for the company to actualize its ambitious growth goals. Upon hearing the aforementioned story, they subsequently voted unanimously for the name change. The board of directors and majority shareholder believe the net impact of the name change will be positive for all stakeholders. Management, sales, and marketing divisions welcome the name change, especially considering the enormous amount of media attention the CareClix name has received as a result of leading the narrative on the essential role of telemedicine in the global healthcare strategy of social distancing and voluntary isolation.

The name and symbol change cannot take effect unless and until it is approved by FINRA. SOLI intends to apply to FINRA for review and approval of the proposed name and symbol change after ten days has elapsed following the filing of its Schedule Pre-14C, which was posted to SEC.gov on March 19, 2020. FINRA’s review process is expected to take at least a few weeks, and SOLI will provide further updates when available.

About CareClix

CareClix is a leading virtual telehealth platform. The company provides software applications coupled with medical services enabling patients to receive care anytime at anyplace. CareClix’s suite of services is transforming the way hospitals, doctors, and clinical care providers can interact with an increasing number of patients. Trusted by some of the best names in healthcare, CareClix has an established track record of success partnering with organizations and customers. More than 20 million individuals in the U.S. in over 60 countries are currently utilizing CareClix’s services. CareClix Inc. is a wholly-owned subsidiary of Solei Systems Inc. (OTC: SOLI). Learn more about CareClix by visiting our website: www.careclix.com.

About Solei

Solei Systems, Inc. is a fully reporting, fully audited public holding company in the health and wellness field with its primary focus on telemedicine. Currently, Solei Systems, Inc is comprised of two wholly owned subsidiaries: CareClix, Inc. and Clinical & Herbal Innovations, Inc www.soleihealth.com

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Solei Systems Inc, and its wholly owned subsidiary CareClix, Inc. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified using forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Solei Systems, Inc believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Even if a Name and Symbol Change is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the Company s name and trading symbol. Solei Systems, Inc’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Solei's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to Solei Systems or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact

Solei Systems, Inc

206 N. Washington St. Suite 100

Alexandria, VA 22314

T: (703) 832-4473

www.soleihealth.com